Exhibit 21  Subsidiaries of the Company:

                       Name                                State of
                                                         Incorporation

                    Insurance Risk Management Group, Inc.      VA
                    Piedmont Metal Products, Inc.              VA
                    S.I.P. Inc. of Delaware                    DE
                    Williams Bridge Company                    VA
                    Williams Equipment Corporation             DC
                    WII Realty Management, Inc.                VA
                    Williams Steel Erection Company, Inc.      VA